Exhibit 21.1


                              E COM VENTURES, INC.
                         SUBSIDIARIES OF THE REGISTRANT


NAME OF SUBSIDIARY                                        STATE OF INCORPORATION
------------------                                        ----------------------

Perfumania, Inc.                                                Florida

Magnifique Parfumes and Cosmetics, Inc.                         Florida

Perfumania Puerto Rico, Inc.                                    Puerto Rico

Ten Kesef II, Inc.                                              Florida

perfumania.com, inc.                                            Florida

Perfumania International Franchising, Inc.                      Florida